COMPUDYNE CORPORATION
---------------------




                                    7249 National Drive
                                    Hanover, MD 21076
                                    (410) 712-0275


                                         April 16, 1999


Dear CompuDyne Shareholders:

The following pages contain the formal notice of the 1999 Annual Meeting and the Proxy Statement. Please be sure to complete, date, sign and return the enclosed proxy card promptly to ensure that your shares will be voted.

Enclosed is CompuDyne's Annual Report for the year ended December 31, 1998. This report describes in detail the Corporation's operations and results for the past year.

You are invited to attend CompuDyne's Annual Meeting to be held on Monday, May 24, 1999 at 11:00 a.m. at the Best Western Hotel, 6755 Dorsey Road, Suite A, Baltimore, Maryland 21227.

                                     Sincerely,



                                     /s/Martin A. Roenigk
                                     --------------------
                                     Martin A. Roenigk
                                     Chairman


















                         COMPUDYNE CORPORATION
                         ---------------------
                Notice of 1999 Annual Meeting of Shareholders
                     to be held on Monday, May 24, 1999
                ---------------------------------------------



The 1999 Annual Meeting of Shareholders of CompuDyne Corporation (the "Corporation") will be held on Monday, May 24, 1999, at 11:00 a.m. (E.D.T.) at the Best Western Hotel, 6755 Dorsey Road, Suite A, Baltimore, Maryland 21227, for the following purposes:

     1. To elect three directors to serve until the 2002 Annual Meeting of Shareholders;
     2. To vote to amend the CompuDyne Corporation 1996 Stock Incentive Compensation Plan for Employees;
     3. To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1999; and
     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 26, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

The accompanying proxy is solicited by the Board of Directors of CompuDyne Corporation. Reference is made to the following proxy statement for further information relating to the business to be transacted at the meeting. The Board of Directors urges you to execute and return promptly the enclosed proxy. You are, of course, cordially invited to attend the meeting and to personally vote your shares.

                                By Order of the Board of Directors


                                William C. Rock
April 16, 1999                  Secretary


                             IMPORTANT
----------------------------------------------------------------
To assure your representation at the meeting, please date and execute the enclosed Proxy in accord with the instructions contained therein and return immediately. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.
----------------------------------------------------------------









                      COMPUDYNE CORPORATION
                       7249 National Drive
                      Hanover, Maryland 21076

                             --------

                         PROXY STATEMENT

                             --------

               1999 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to shareholders by the Board of Directors of CompuDyne Corporation, a Nevada corporation ("CompuDyne" or the "Corporation"), in connection with the solicitation of proxies for use at the 1999 Annual Meeting of Shareholders of the Corporation to be held on Monday, May 24, 1999 at 11:00 a.m. (E.D.T.) at the Best Western Hotel, 6755 Dorsey Road, Suite A, Baltimore, Maryland, 21227. The approximate date on which this Proxy Statement and the enclosed form of proxy are first to be sent to shareholders is April 16, 1999.

                     SOLICITATION OF PROXIES
                     -----------------------

The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice and Proxy Statement, proxy and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers or regular employees of the Corporation.

The enclosed proxy is revocable at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Corporation a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the meeting in person and so requests.

            OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
            -----------------------------------------------

The Board of Directors has fixed March 26, 1999 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the meeting. On the Record Date, there were 5,121,413 shares of Common Stock, par value $.75 per share ("Common Stock"), of the Corporation outstanding and eligible to vote on all corporate issues.

A majority of the issued and outstanding shares entitled to vote will constitute a quorum for the purpose of conducting the meeting.
Abstentions and broker nonvotes are counted as present in determining whether the quorum requirement is satisfied.

The holders of Common Stock of record at the close of business on March 26, 1999 will be entitled to vote on all matters presented at the meeting. Common Stock shareholders will be entitled to one vote for each share of Common Stock held. There will be no cumulative voting for the election of directors. A plurality of the votes cast by all shareholders entitled to vote thereon is required to elect directors (Proposal No. 1). The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required to amend the CompuDyne Corporation 1996 Stock Incentive Compensation Plan for Employees (the "Plan") (Proposal No. 2); to ratify the appointment by the Board of Directors of the independent auditors (Proposal No. 3) and to act upon any other matter as may properly come before the meeting or any adjournment thereof. Abstentions and broker nonvotes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote. An abstention from voting will have the practical effect of voting against any of the other matters since it is one less vote for approval.


                ELECTION OF DIRECTORS (Proposal No. 1)
                --------------------------------------

Directors and Nominees
----------------------

Pursuant to the Bylaws of the Corporation, the Board of Directors, at its February 18, 1999 Board Meeting, increased the number of directorships from six to seven, creating a vacancy on the Board. The directors are divided into three classes, each class serving for a term of three years. To the extent practical, one-third of the members of the Board of Directors are elected by the shareholders annually. Mr. David W. Clark, Jr. was nominated by the Board of Directors in May 1996 for a term of three years expiring at the 1999 Annual Meeting. Mr. Philip M. Blackmon was nominated by the Board of Directors in May 1996 for a term of three years expiring at the 1999 Annual Meeting. Mr. David M. Jones was nominated by the Board of Directors on February 18, 1999 to fill the newly created directorship for a term of three years expiring at the 2002 Annual Meeting subject to shareholder approval at the 1999 Annual Meeting.

The Board recommends that shareholders elect nominees David W. Clark, Jr., Philip M. Blackmon and David M. Jones to serve as directors of the Corporation for a term of three years until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified.

Unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of David W. Clark, Jr., Philip M. Blackmon and David M. Jones, who management believes are willing and available to serve the Corporation in such capacities. There is no family relationship between Mr. Clark, Mr. Blackmon and Mr. Jones and any director or executive officer of the Corporation.

Information with respect to each person nominated for election as a director and each other person who will continue as a director after the meeting follows.

Age, Principal Occupation or Position,
Directorships of Other Publicly                      First Year
Owned Corporations                                Elected Director
--------------------------------------------      ----------------

NOMINEES FOR TERM OF OFFICE TO EXPIRE IN 2002:
---------------------------------------------

David W. Clark, Jr., 61 (2)(3)                             1985
-----------------------------
Mr. Clark is a Managing Director of Pryor &
Clark Company, an investment holding company, and has served in such capacity since June 1993. He presently serves as a Director of Corcap, Inc.
(a holding company). He also serves as a director of Acme United Corporation (manufacturing),
Checkpoint Systems, Inc. (manufacturing) and SS&C
Technologies Corp. (software development).

Philip M. Blackmon, 51                                     1995
----------------------
Mr. Blackmon was appointed Executive Vice President and Director of CompuDyne in January 1995. Mr.
Blackmon has been employed by Quanta Systems
Corporation ("Quanta"), a subsidiary of CompuDyne, for over five years, having served as its President since 1992 and its Vice President since 1987.


David M. Jones, 33
------------------
Mr. Jones is a Principal of William Blair Mezzanine
Capital Partners, the General Partner of William Blair
Mezzanine Capital Fund I and William Blair Mezzanine
Capital Fund II. (an investment firm), and has served in such capacity since 1993.


DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2001:
----------------------------------------------
Martin A. Roenigk, 56 (1)                                   1995

Mr. Roenigk was elected Chairman of the Board of Directors, President and Chief Executive Officer of CompuDyne in August 1995. He has also served as a Director of Corcap, Inc. (a holding company) since August 1995. Since January 1994, he has served as President of MicroAssembly Systems, Inc., a manufacturer of proprietary automated fastening systems, now a wholly-owned subsidiary of CompuDyne.


Alan Markowitz, 48  (1)(3)                                   1995
--------------------------
Mr. Markowitz has been a private investor since 1998.
Prior to that time he served as President of Paragon
Financial Services (financial services) since 1990.


DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN  2000:
-----------------------------------------------
Miles P. Jennings, Jr.,54 (2)                               1997

Mr. Jennings is a Vice President-Investments of
Advest, Inc., a brokerage firm, and has served in such capacity since May 1996. Prior to that time he was Vice President-Investments of Prudential
Securities, Inc. (investment brokerage) from
September 1992 until May 1996.




Millard H. Pryor, Jr., 65 (1)(2)(3)                        1985
-----------------------------------
Mr. Pryor is a Managing Director of Pryor &
Clark Company, an investment holding company, and has served in such capacity since June 1993.
He presently serves as a director of Corcap
(a holding company). He also serves as a director of The Hartford Funds (financial services) and Infodata Systems Inc. (computer software).


(1)  Member of the Executive Committee of the Board of Directors.
(2)  Member of the Audit Committee of the Board of Directors.
(3) Member of the Compensation and Stock Option Committee of the Board of Directors.


Since August 1995, Messrs. Pryor, Roenigk and Markowitz have served as the Executive Committee of the Board of Directors which Committee, with certain exceptions, has the powers exercisable by the Board of Directors when it is not in session. Messrs. Pryor, Clark and Jennings have served as the Audit Committee of the Board of Directors which Committee has the responsibility to review the overall control systems of the Corporation, to advise the Board of Directors with respect to the engagement of independent auditors who are to audit the books and records of the Corporation and to approve the scope of any audit to be conducted.
Messrs. Pryor, Clark and Markowitz have served as the Compensation and Stock Option Committee of the Board of Directors which Committee has the authority to determine the compensation of officers of the Corporation and to grant restricted stock awards, stock options and stock bonus awards to the employees of the Corporation. The Board of Directors does not have a standing nominating committee.

During 1998, the Board of Directors held one regular meeting, two telephonic meetings and acted by the unanimous written consent of its members on five occasions. No meetings were held by the Executive Committee and the Audit Committee. No meetings were held by the Compensation and Stock Option Committee, but such Committee acted by the unanimous written consent of its members on three occasions. All directors of the Corporation attended at least 75% of the aggregate of the meetings of the Board of Directors and the number of committee meetings on which he served.

On February 2, 1996, the Board of Directors adopted the 1996 Stock Option Plan for Non-Employee Directors ("Director Plan"), subject to shareholder approval which was granted at the 1996 Annual Meeting of Shareholders.
The Board of Directors approved an amendment to the Director Plan to increase the number of options granted to each Non-Employee Director subject to shareholder approval which was granted at the 1998 Annual Meeting of Shareholders. The purpose of the Director Plan is to promote the interests of CompuDyne and its shareholders by encouraging Non-Employee Directors of the Corporation to have a direct and personal stake in the performance of the Corporation's Common Stock. Under the current Director Plan, as amended on May 20, 1998, on each date that a Non-Employee Director of the Corporation is first elected as a director of the Corporation by the shareholders of the Corporation or appointed as a director by the Board of Directors in accordance with the Bylaws of the Corporation and subsequently reelected as a director by the shareholders of the Corporation, such Non-Employee Director shall automatically be granted a stock option to purchase 1,000 shares of Common Stock of the Corporation upon the terms and conditions specified in the Director Plan. In addition, on the date of each meeting of the Board of Directors each Non-Employee Director of the Corporation attending such meeting (in person or by telephone) shall automatically be granted a stock option to purchase 500 shares of Common Stock of the Corporation in the Director Plan. The maximum number of options that may be granted in any one calendar year to any one Non-Employee Director pursuant to the Director Plan shall be options for 4,000 shares of Common Stock. No options shall be granted for action taken by the Board of Directors by unanimous written consent. No Non-Employee Director shall be entitled to receive any options if the grant of such options would exceed the maximum number of shares that may be delivered under the Director Plan. In addition to the grant of options, commencing with the first quarter of 1999, each Non-Employee Director receives a $1,000 retainer per quarter, payable on the first day of the quarter, and $1,000 for each meeting attended. The directors will continue to be reimbursed for reasonable expenses incurred for attending the meeting.


EXECUTIVE OFFICERS
------------------

The following table sets forth information with respect to each executive officer of the Corporation who were serving during 1998. Mr. Roenigk was elected Chairman of the Board of Directors, Chief Executive Officer and President of CompuDyne in August 1995. Mr. Blackmon was appointed Executive Vice President of the Corporation in January 1995. Mr. Robison was appointed President of Quanta SecurSystems, Inc., ("SecurSystems"), a wholly owned subsidiary of CompuDyne, in July 1996 and Chief Executive Officer of Norment Industries ("Norment"), a wholly owned subsidiary of CompuDyne, in November 1998. Mr. Lucynski was appointed President of Norment, a wholly owned subsidiary of CompuDyne, in November 1998. Mr. Washing was appointed Vice President of Norshield Corporation ("Norshield"), a wholly owned subsidiary of CompuDyne, in November 1998.


  Name and Age                  Office                   Business Experience
---------------------  --------------------------    -------------------
Martin A. Roenigk,56  Chairman, President,
                        Chief Executive Officer of:    See previous table.
                         CompuDyne Corporation
                        Chairman of:
                         Quanta Systems, Inc.
                         Quanta SecurSystems, Inc.
                         Norment Industries
                         Norshield, Inc.
                        President of:
                         MicroAssembly Systems, Inc.

Philip M. Blackmon,51 Executive Vice President of: See previous table
                         CompuDyne Corporation
                        President and Chief Executive
                        Officer of:
                         Quanta Systems, Inc.

J. Kevin Robison, 48  Chief Executive Officer of:          (1)
                         Norment Industries
                        President of:
                         Quanta  SecurSystems

Jon R. Lucynski, 50   President of:                       (2)
                         Norment Industries

C. Craig Washing, 59  Vice President of:                  (3)
                         Norshield Corporation


(1) Mr. Robison was appointed Chief Executive Officer of Norment in November 1998. Prior to being appointed President of SecurSystems, Mr. Robison served as President of Shorrock Electronic Systems, Inc. (now SecurSystems) since May 1990.

(2) Mr. Lucynski was appointed President of Norment in November
    1998.  Prior to that time he served as Executive Vice
    President and Vice President Construction Operations of Norment since 1996 and 1991, respectively.

(3) Prior to being appointed Vice President of Norshield in November 1998, Mr. Washing served as Vice President Sales and Marketing of Norment Industries, Inc. since 1994.

     EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT
     -------------------------------------------------------------

The following table sets forth the total annual compensation of the Corporation's Chairman, President and Chief Executive Officer and its executive officers whose salary and bonuses exceeded $100,000 in 1998 ("named executive officers"):

                      SUMMARY COMPENSATION TABLE
                      --------------------------

                                                      Long-Term Compensation
                                          --------------------------------
                      Annual Compensation          Awards          Payouts
                     ------------------- -----------------------  ---------
                                            Restricted Securities  All Other
                                              Stock    Underlying  Compen-
    Name and                 Salary   Bonus   Awards   Options/    sation
Principal Position     Year    ($)    ($)(1)    ($)    SARs(#)(2)   ($) (3)
---------------------- ----  -------  ------  ------   ----------  ------
Martin A. Roenigk......1998  153,096  90,000      0         0         4,827
 Chairman, President...1997  120,000  40,000      0         0         3,944
 & CEO.................1996   79,698  25,000      0         0         1,933

Philip M. Blackmon.....1998  117,790  55,000     (4)        0         2,945
 Executive Vice Presi-.1997  109,990  30,000     (4)        0         2,945
 dent; President-......1996   99,973  25,000     (4)        0         3,030
 Quanta

J. Kevin Robison(5)6)..1998  130,417  40,000      0    35,000        4,246
 President-Secur-......1997  125,000       0       0         0        2,957
 Systems...............1996  116,273       0      0    40,000         2,907

Jon R. Lucynski(6)(7)..1998  139,809  40,000      0    45,000         3,236
 President - Norment
 Industries

C. Craig Washing,(8)...1998  122,212  25,000      0    17,500         2,650
 Vice President-
 Norshield Corporation


(1)  Bonuses of $50,000, $25,000, $40,000, $40,000 and $25,000 were awarded in 1998 for services rendered in 1998 to Messrs. Roenigk, Blackmon, Robison, Lucynski and Washing, respectively, by the Compensation and Stock Option Committee of the Board of Directors of CompuDyne. Such Committee also awarded bonuses of $40,000 and $30,000 in 1998 for services rendered in 1997 to Messrs. Roenigk and Blackmon, respectively; bonuses of $40,000 and $30,000 in March 1997 for services rendered in 1996 to Messrs. Roenigk and Blackmon, respectively; and bonuses of $25,000 and $25,000 in March 1996 for services rendered in 1995 to Messrs. Roenigk and Blackmon, respectively. As of March 31, 1999, 100% of the 1998, 1997, 1996 and 1995 bonuses had been paid.

(2) Mr. Roenigk was issued a Non-Qualified Stock Option to purchase up to 200,000 shares of the Corporation's Common Stock for $1.50 per share in accordance with the terms and conditions set forth in a Non-Qualified Stock Option Agreement dated August 21, 1995. Such options are immediately exercisable and shall expire on August 21, 2005. In July 1996, Mr. Robison was awarded a non-qualified option to purchase up to 40,000 of the Corporation's Common Stock for $1.625 per share in accordance with the terms and conditions of the Corporation's 1996 Stock Incentive Compensation Plan for Employees. Such options will be fully exercisable in 2001 and shall expire on July 10, 2006. In September 1998, Mr. Robison was awarded a non-qualified option to purchase up to 35,000 of the Corporation's Common Stock for $2.50 per share in accordance with the terms and conditions of the Corporation's 1996 Stock Incentive Compensation Plan for Employees. Such options will be fully exercisable in 2003 and shall expire on September 22, 2008. In November 1998, Messrs. Lucynski and Washing were awarded non-qualified options to purchase
45,000 and 17,500 shares, respectively, of the Corporation's Common Stock for $4.31 per share in accordance with the terms and conditions of the Corporation's 1996 Stock Incentive Compensation Plan for Employees. Such options will be fully exercisable in 2003 and shall expire on November 29, 2008.

(3) Matching contributions made by CompuDyne in CompuDyne's 401(k) retirement savings plan. CompuDyne matches dollar for dollar contributions up to 2.5% of each employee's annual compensation.

(4) On November 12, 1992, the CompuDyne Board of Directors authorized the sale of 100,000 shares of CompuDyne Common Stock to Philip M. Blackmon at a price of $.40 per share, the fair market value at such time. Under a Stock Purchase Agreement, dated August 1, 1993, entered into pursuant to such authorization, Mr. Blackmon purchased 25% of such shares on each of August 1, 1993, 1994, 1995 and 1996 at $.40 per share by giving CompuDyne five-year non-recourse promissory notes in the amount of $10,000, collateralized by the stock and bearing interest at 2% per annum over the rate designated by the First National Bank of Maryland as its prime commercial rate. On May 1, 1998, the Board of Directors, by unanimous consent, approved an amendment to the Stock Purchase Agreement extending the maturity date to seven years from the amendment date. In addition, the payment provisions of the Agreement were changed to allow the obligor to make payment of principal and interest either in cash or by the tender to the Company of that number of shares of CompuDyne Common Stock equal to the result obtained by dividing the total amount of principal and interest due by the fair market value of the stock.

The fair market value of the 25,000 shares issued to Mr. Blackmon on each of August 1, 1993, 1994, 1995 and 1996 was $28,125, $46,875, $46,875 and
$31,250, respectively, based on the median of the high and low bids of CompuDyne Common Stock as reported on the OTC Bulletin Board on each respective date. At December 31, 1998, the value of the 100,000 shares sold to Mr. Blackmon was $400,000 based upon the median of the high and low bids of CompuDyne Common Stock as reported on the OTC Bulletin Board.

On December 14, 1995, Mr. Blackmon was awarded a Restricted Stock Award in accordance with the terms and conditions as set forth in a Restricted Stock Award Agreement under the CompuDyne Corporation 1986 Incentive Compensation Plan Benefit Plan under which Mr. Blackmon received 10,250 shares of CompuDyne Common Stock at a fair market value on the date of grant of $1.625 per share, or an aggregate fair market value of $16,656 on date of grant and aggregate fair market value of $41,000 at December 31, 1998. Mr. Blackmon, as the holder of shares issued under the Stock Purchase Agreement and Restricted Stock Award Agreement, is entitled to vote and to receive any dividends paid on the CompuDyne Common Stock.

(5) Mr. Robison was elected President of SecurSystems in July 1996. SecurSystems was acquired by CompuDyne in July 1996. Prior to the acquisition it was named Shorrock Electronic Systems. All compensation reported in the table for Mr. Robison reflect monies paid by Shorrock and CompuDyne for the 12-month period ended December 1996. CompuDyne's portion of the salary paid from July 1996 through December 1996 was $58,137 and the 401(k) contribution was $1,453.

(6) In December 1998, the Board of Directors, by unanimous written consent and in accordance with the provisions of the CompuDyne Corporation 1986 Stock Incentive Compensation Plan Benefit Plan (the "1986 Plan) and the CompuDyne Corporation 1996 Stock Incentive Compensation Plan for Employees (the "1996 Plan"), granted the Compensation Committee more flexibility to determine the disposition of options, including the length of the exercise period and the vesting schedule, held by employees after such employees' retirement or termination of employment. In December 1998, the Compensation Committee, by unanimous written consent, approved the amendment of the Stock Option Agreements under the 1986 Plan and the 1996 Plan for Mr. Robison and Mr. Lucynski and certain key employees of MicroAssembly to extend the option exercise period and vesting schedule upon a change of control in the Corporation or its subsidiaries. In the event of a change in control, the employees' options will be fully exercisable immediately, and any unexercised portion of the options will terminate at the close of business on the day six months following the date on which the optionee ceases to be an employee or upon the expiration of the term of the option, whichever shall first occur.

(7) Mr. Lucynski was elected President of Norment in November 1998. Norment was acquired by CompuDyne on November 30, 1998. All compensation reported in the table for Mr. Lucynski reflect monies paid by Norment and CompuDyne for the 12-month period ended December 1998. CompuDyne's portion of the salary paid in December 1998 was $17,239 and the 401(k) contribution was $310.

(8) Mr. Washing was elected President of Norshield in November 1998. Norshield was acquired by CompuDyne on November 30, 1998. All compensation reported in the table for Mr. Washing reflect monies paid by Norshield and CompuDyne for the 12-month period ended December 1998. CompuDyne's portion of the salary paid in December 1998 was $11,587 and the 401(k) contribution was $209.


                     Option Grants in Last Fiscal Year
                           (Individual Grants)
                     ---------------------------------

                       Number of
                       Securities    % of             Total
                       Underlying  Options Granted Exercise or
                       Options     To Employees    Base Price    Expiration
    Name               Granted (#)    in 1998       ($/Share)      Date
-------------------- -----------   ----------    -----------  --------
J. Kevin Robison (1)       35,000         8.8         $2.50       9/22/08
Jon R. Lucynski (2)        45,000        11.4         $4.31      11/29/08
C. Craig Washing (2)       17,500         4.4         $4.31      11/29/08


(1) On September 23, 1998 the Compensation and Stock Option Committee awarded a non-qualified stock option for 35,000 shares of CompuDyne Common Stock to Mr. Robison under the 1996 Stock Incentive Compensation Plan for Employees at an exercise price of $2.50 (100% of the fair market value of such shares at the date of grant). Such options first become exercisable on the first anniversary of the grant date, with 20% of the underlying shares becoming exercisable at that time, an additional 20% of the option shares become excisable on each successive anniversary date, with full vesting on the fifth anniversary date.

(2) On November 30, 1998, the Compensation and Stock Option Committee awarded a non-qualified stock option for 45,000 and 17,500, shares of CompuDyne Common Stock to Messrs. Lucynski and Washing, respectively, under the 1996 Stock Incentive Compensation Plan for Employees at an exercise price of $4.31 (100% of the fair market value of such shares at the date of grant). Such options first become exercisable on the first anniversary of the grant date, with 20% of the underlying shares becoming exercisable at that time, an additional 20% of the option shares become excisable on each successive anniversary date, with full vesting on the fifth anniversary date.

                        FISCAL YEAR-END OPTION VALUES
                        -----------------------------

                           Number of
                     Securities Underlying   Value of  Unexercised
                      Unexercised Options     In-The-Money Options
                    At December 31, 1998 (#) At December 31, 1998 ($)
     Name          Exercisable/Unexercisable Exercisable/Unexercisable (1)
-----------------  ------------------------- ----------------------------
Martin A. Roenigk         200,000/0            $350,000/$0
J. Kevin Robison           16,000/24,000        $37,920/$56,880
                                  0/35,000             $0/$52,500
Jon R. Lucynski                  0/45,000             $0/($13,950
C. Craig Washing                 0/17,500             $0/($5,425)

(1) The difference between the exercise price of the options ($1.50 per share for Mr. Roenigk, $1.625 and $2.50 for Mr. Robison and $4.31 for Mr. Lucynski and Mr. Washing) and the fair market value of CompuDyne Common Stock at December 31, 1998 ($4.00 per share) based upon the median of the high and low bids of CompuDyne Common Stock as reported on the OTC Bulletin Board.


                 OWNERSHIP OF COMMON AND PREFERRED STOCK
                 ---------------------------------------

As of March 26, 1999, there were 5,121,413 shares of CompuDyne Common Stock issued and outstanding. In addition, there were 78,636 treasury shares held by the Company which are not considered outstanding under Nevada law. In November 1997, all of the issued and outstanding shares of CompuDyne's Convertible Preference Stock, Series D ("Series D Preference Stock") were converted by the holders thereof on a share for share basis. Consequently, 1,260,460 shares of CompuDyne Common Stock were issued in November 1997. See Note 3 below and "Certain Relationships and Related Transactions."

The following table sets forth, as of March 26, 1999 the amount and nature of the beneficial ownership of CompuDyne Common Stock by each person who is known by CompuDyne to hold of record or beneficially more than 5% of any class of voting securities of CompuDyne and by each director, each executive officer and by all directors and executive officers as a group.

                               Amount and
                               Nature of           Title
                               Beneficial            of         Percentage of
  Name and Address (1)         Ownership           Class        Class Owned
---------------------------   --------------    ------------- -----------
William Blair Mezzanine
 Capital Fund II
222 West Adams  Street
Chicago, Illinois 60606        1,373,431(2)     Common Stock     24%

David M. Jones                     None

Martin A. Roenigk              1,895,345(3)     Common  Stock    33.1%

Alan Markowitz                   566,215(3)(4)  Common Stock     10%

Miles P. Jennings, Jr.          205,375(4)      Common Stock      3.6%

Philip Blackmon                  110,250(5)     Common Stock      2%

David W. Clark, Jr.               21,041(4)     Common Stock      *

Millard H. Pryor, Jr.             17,792(4)     Common Stock      *

J. Kevin Robison                  16,500(4)     Common Stock      *

Jon R. Lucynski                   14,000        Common Stock      *

C. Craig Washing                   None

All Directors and Executive
Officers as a group
 (14 persons)                  2,856,483(4)     Common Stock     50%

* less than one percent
------------------------------

(1) The address of each person listed in the table above, excluding William Blair Mezzanine Capital Fund II, LLP and David Jones, is CompuDyne Corporation, 7249 National Drive, Hanover, Maryland 21076.
(2)On December 3, 1998, (effective November 30, 1998) CompuDyne acquired Norment and Norshield. In connection with this purchase, CompuDyne issued 1,075,507 shares of unregistered Common Stock, a warrant to purchase 297,924 shares of Common Stock immediately exercisable at $3.25 per share, and a subordinated note in the principal amount of $9,000,000 which matures in 2005 to William Blair Mezzanine Capital Fund II (the "Fund"). The Fund is entitled to have one representative Nominated as a member of CompuDyne's Board of Directors until the Fund's $9,000,000 Senior Subordinated Note is repaid in full and the Fund's holdings of Common Stock represent less than 10% of CompuDyne's issued and outstanding Common Stock.

(3) Includes all shares of Series D Preference Stock which were converted into shares of Common Stock in November, 1997 on a share for share basis. Mr. Roenigk held 945,345 shares of Series D Preference Stock and Mr. Markowitz held 315,115 shares of Series D Preference Stock. A $0.246 per share early conversion adjustment was paid to Mr. Roenigk and Mr. Markowitz amounting to $232,555 and $77,518, respectively. Also includes 300,000 and 100,000 shares of Common Stock converted by Mr. Roenigk and Mr. Markowitz, respectively, on July 12, 1996 pursuant to the Senior Convertible Promissory Notes, dated August 21, 1995, of CompuDyne (the "Convertible Notes"). Also includes 450,000 shares and 150,000 shares purchased by Mr. Roenigk and Mr. Markowitz, respectively, in connection with an acquisition. Also assumes exercise of non-qualified stock options granted to Mr. Roenigk for 200,000 shares of CompuDyne Common Stock at an exercise price of $1.50 per share. Such options are immediately exercisable and expire on August 21, 2005. See "Certain Relationships and Related Transactions" for descriptions of the early conversion adjustment, the Convertible Notes, the Shorrock acquisition, and the 200,000 options.

(4) Includes CompuDyne Common Stock held by directors and officers or by certain members of their families (for which the directors and officers have sole or shared voting or investment power) and shares of Common Stock which they have the right to acquire within 60 days of March 26, 1999.

(5) See Note 2 to the Summary Compensation Table under "Executive Compensation and Other Transactions With Management."

(6) See Note 6 to the Summary Compensation Table under "Executive Compensation and Other Transactions With Management."


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

On August 21, 1995 CompuDyne entered into and consummated a Stock Purchase Agreement by and among it, Martin A. Roenigk and Alan Markowitz (Messrs. Roenigk and Markowitz are, collectively, the "Sellers") and MicroAssembly Systems, Inc. ("MicroAssembly"), pursuant to which CompuDyne issued to the Sellers 1,260,460 shares of its Series D Preference Stock in exchange for all of the Sellers' shares of capital stock in MicroAssembly, which shares represented all of MicroAssembly's issued and outstanding capital stock. The issuance by CompuDyne of the Series D Preference Stock, together with the issuance of certain Convertible Notes, as defined below, and certain options to purchase CompuDyne Common Stock, all as described below and in accordance with the terms of the Stock Purchase Agreement, are referred to as the "Transaction." As a result of the Transaction, MicroAssembly is a wholly owned subsidiary of CompuDyne. Of the 1,260,460 shares of Series D Preference Stock issued, 945,345 shares were issued to Mr. Roenigk and 315,115 shares were issued to Mr. Markowitz. The Series D Preference Stock was converted to Common Stock with full voting rights and on a share for share basis in November, 1997. Prior to conversion, the CompuDyne Board of Directors offered the holders of the Series D Preference Stock an early conversion adjustment of $0.246 per share as an incentive to convert the Series D Preference Stock to Common Stock. The Board believed that the conversion of the Series D Preference Stock would simplify and strengthen the Company's balance sheet, facilitate future acquisitions using non-cash consideration and avoid the payment of future dividends on such preference stock. An aggregate of $310,073 was paid to Messrs. Roenigk and Markowitz.

The Series D Preference Stock had equal voting rights as the holders of Common Stock. Each share of Series D Preference Stock carried an annual aggregate dividend equal to the lower of: (a) 60% of MicroAssembly's after-tax net income in the previous calendar year, on an unconsolidated basis with CompuDyne, divided by 1,260,460, or (b) 8% of the Redemption Value of $1.50 per share of the Series D Preference Stock, provided, however, that the dividend rate for the first dividend payment only was adjusted for the period of 1995 that MicroAssembly was not a wholly owned subsidiary of CompuDyne. Dividends could be paid on the Series D Preference Stock, at the Company's option, in cash, CompuDyne Common Stock, or a combination thereof, based upon the average closing price of CompuDyne's Common Stock for the prior 30 trading days. No dividends were earned on the Series D Preference Stock for the fiscal years ended December 31, 1995, 1996 and 1997.

As part of the Transaction, in return for $400,000 paid by the Sellers to CompuDyne at the closing, CompuDyne issued to the Sellers Senior Convertible Promissory Notes (the "Convertible Notes") in the aggregate principal amount of $400,000. In July 1996, the Sellers converted the Notes into 400,000 shares of Common Stock. Interest payments of $29,436 and $9,822 were paid to Mr. Roenigk and Mr. Markowitz, respectively, on the day of conversion.

As a further part of the Transaction, the Corporation issued to Mr. Roenigk options (the "Roenigk Options") to purchase up to 200,000 shares of the Corporation's Common Stock for $1.50 per share. The Roenigk Options expire in ten (10) years.

On December 3, 1998 (effective November 30, 1998), CompuDyne entered into and consummated a Stock Purchase Agreement by and between Apogee Enterprises, Inc., ("Apogee") and CompuDyne, to purchase all of the capital stock of Norment Industries, Inc., ("Norment") and Norshield Corporation, ("Norshield") from Apogee. Norment and Norshield, headquartered in Montgomery, Alabama, operate a number of separate businesses which collectively are engaged in the design, manufacture, installation and distribution of locks, bullet resistant glass, metal window surrounds, electronic control systems and similar products that are integrated into detention security systems under the names Norment Industries, Norshield, SESCO, EMSS, Airteq and Trentech. The consideration paid to Apogee for the stock of Norment and Norshield was $22.5 million. In connection with this acquisition, CompuDyne issued to William Blair Mezzanine Capital Fund II (the "Fund") 1,075,507 unregistered shares of Common Stock, a warrant to purchase 297,924 shares of Common Stock immediately exercisable at $3.25 per share, and a subordinate note in the principal amount of $9,000,000 which matures in 2005. In addition, CompuDyne arranged a borrowing facility with LaSalle National Bank.

Pursuant to a November 30, 1998 Subordinated Loan and Investment Agreement between CompuDyne and the Fund, and a November 30, 1998 Corporate Governance and Shareholders Agreement between CompuDyne, Martin A.
Roenigk and the Fund, in connection with the acquisition of Norment, the Fund is entitled to have one representative nominated as a member of CompuDyne's Board of Directors until the Fund's $9,000,000 Senior Subordinated Note is repaid in full and the Fund's holdings of Common Stock represent less than 10% of the CompuDyne's issued and outstanding Common Stock.

On November 12, 1992, the CompuDyne Board authorized the issuance of shares of CompuDyne Common Stock to Mr. Blackmon, President of Quanta and a director of the Corporation, and other key employees of CompuDyne and Quanta at $.40 per share, the fair market value at such time. See Note 2 to the Summary Compensation Table under "Executive Compensation and Other Transactions with Management."

On December 9, 1995, the Compensation and Stock Option Committee (the "Committee") granted a Restricted Stock Award of 58,210 shares of CompuDyne Common Stock to Mr. Blackmon and other key employees of Quanta Systems as a partial bonus for services rendered in 1994. The value of the stock at the time of the award was $1.625 per share, for an aggregate value of $95,000. The second part of the bonus was distributed in cash, in an aggregate amount of $40,000. See Note 2 to the Summary Compensation Table under "Executive Compensation and Other Transactions With Management."

On July 11, 1996 and September 23, 1998, the Committee granted options to Mr. Robison to purchase 40,000 shares and 35,000 shares, respectively, of CompuDyne Common Stock in accordance with the terms and conditions of the 1996 Stock Incentive Compensation Plan for Employees (the "Plan") at a price of $1.625 per share and $2.56 per share, respectively, (100% of the fair market value of such shares at the date of grant). Such options vest over a five-year period.

On November 30, 1998, the Committee granted options for 45,000 shares and 17,500 shares of CompuDyne Common Stock to Messrs. Lucynski and Washing, respectively, in connection with the acquisition of Norment and Norshield. Such options were issued in accordance with the terms and conditions of the Plan at a price of $4.31 per share, subject to shareholder approval of an amendment to increase the total number of shares of Common Stock which may be issued or transferred under the Plan to 900,000 shares. See "Proposal No. 2."

In December 1998, the Board of Directors, by unanimous written consent and in accordance with the provision of Section 11(a) of the CompuDyne Corporation 1986 Stock Incentive Compensation Plan Benefit Plan (the
"1986 Plan") and Section 11(a) of the Plan, granted the Compensation Committee more flexibility to determine the disposition of options, including the length of the exercise period and the vesting schedule, held by employees after such employees' retirement or termination of employment. In December 1998, the Committee, by unanimous written consent, approved the amendment of the Stock Option Agreements under the 1986 Plan and the Plan for Mr. Robison and Mr. Lucynski and certain key employees of MicroAssembly to extend the option exercise period and vesting schedule upon a change of control in the Corporation or its subsidiaries. See Note 6 under Summary Compensation Table.

In 1997 and 1998, the Corporation issued options to purchase shares of Common Stock to its non-employee directors pursuant to the Director Plan (see "Directors and Nominees" above) at exercise prices ranging from $1.69 to $2.875 per share.


PROPOSAL TO AMEND THE 1996 STOCK INCENTIVE COMPENSATION PLAN FOR EMPLOYEES
                           (Proposal No. 2)
------------------------------------------------------------------------

The Compensation Committee of the Board of Directors responsible for administering the CompuDyne Corporation 1996 Stock Incentive Compensation Plan for Employees (the "Employee Plan") has issued options for 300,000 shares of CompuDyne Common Stock under the Plan and options for an additional 270,460 shares subject to shareholder approval of this proposed amendment. The Board of Directors recommends that the shareholders approve an amendment to the Employee Plan. The Employee Plan was adopted by the Board of Directors on February 2, 1996 and approved by the shareholders of the Corporation at the 1996 Annual Meeting. The current Employee Plan limits the number of shares of Common Stock which may be issued or transferred under the Employee Plan upon exercise of options or other rights to 300,000 shares. The proposed amendment to the Plan increases the number of shares of Common Stock which may be issued or transferred under the Plan upon exercise of options or other rights to 900,000 shares. In all other respects, the terms and conditions of the Employee Plan would remain in full force and effect. On March 26, 1999, the high and low bids for CompuDyne Common stock was $7.75 and $7.75 per share, respectively, as quoted on the OTC Bulletin Board, an inter-dealer quotation medium maintained by the National Association of Security Dealers, Inc.

The Board has proposed the amendment because it believes that it is in the best interests of the Corporation to continue to have the ability to issue options to its employees under the Employee Plan. The Board believes that employee ownership of CompuDyne shares and options provides incentive for such employees to further the growth and prosperity of CompuDyne.

A copy of the Plan as proposed to be amended is included in this Proxy Statement as Appendix A.


Vote Required for Approval of the Proposed Amendment
----------------------------------------------------

The Employee Plan provides that the approval of a majority of the holders of the Common Stock is required to increase the aggregate number of shares which may be issued in connection with the Employee Plan. Holders of the Corporation's Common Stock are therefore entitled to vote on the proposal. The affirmative vote of at least a majority of the votes that all shareholders are entitled to cast at the meeting is required for approval of the proposed amendment.

The Board of Directors recommends a vote FOR Proposal No. 2.
                                         ---



                      NEW PLAN BENEFITS TABLE
                      -----------------------

The following table sets forth the number of options to be received by the named individuals and groups of executive officers, directors and employees that will accrue, assuming that all the grantees continue in their current offices through the minimum vesting and award periods.


                         CompuDyne Corporation
          1996 Stock Incentive Compensation Plan For Employees
          ----------------------------------------------------

 Name and Position            Dollar Value ($)(1)    Number of Shares
-------------------------     -------------------    ----------------
Martin A. Roenigk
Chairman, President & CEO                    0                       0

Philip M. Blackmon
 Executive Vice-
 President; President-
 Quanta                                        0                        0

J. Kevin Robison
President - SecurSystems              581,250                   75,000

Jon R. Lucynski
President - Norment                   348,750                   45,000

C. Craig Washing
Vice President - Norshield            135,625                   17,500

Current Executive
 Officers as a Group                1,065,625                  137,500

Current directors who
 are not executive
 officers as a group                         0                        0

All employees, including
 all current officers who
 are not executive
 officers as a group                3,355,440                 432,960


(1)Based on the fair market value of CompuDyne Common Stock on March 26, 1999 ($7.75).



            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (Proposal No.3)
            ---------------------------------------------------

On February 18, 1999, the Board of Directors approved the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the year ending December 31, 1999 subject to ratification of such appointment by the shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit the books and accounts of the Corporation for year ending December 31, 1999. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR Proposal No.3.
                                         ---

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
  --------------------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation on Forms 3, 4 and 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Forms 3, 4, and 5 they file.

Based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1998, the Corporation believes all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with.

                            OTHER MATTERS
                            -------------

The Board of Directors does not intend to bring any other matter before the meeting, and does not know of any other matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before such meeting, or any adjournment thereof, the persons named in the accompanying form of proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.


             SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING
             ---------------------------------------------

Shareholder proposals for the 2000 Annual Meeting of Shareholders must be received at the principal executive offices of the Corporation, 7249 National Drive, Hanover, Maryland 21076, no later than December 14, 1999 for inclusion in the 2000 Proxy Statement and form of proxy.

Shareholders are requested by the Board of Directors to execute and deliver the enclosed proxy.




--------------------------------------------------------------------


                                                      APPENDIX A




                       COMPUDYNE CORPORATION

              1996 STOCK INCENTIVE COMPENSATION PLAN

                           FOR EMPLOYEES
               -------------------------------------


1.  PURPOSE
-------------

     The purpose of the Plan is to further the growth and prosperity of CompuDyne Corporation and its subsidiaries through payment of incentive compensation in the form of Common Stock to officers and key employees and by encouraging investment in the Company's Common Stock by officers and other key employees who are in a position to contribute materially to the Company's prosperity.

2.  DEFINITIONS
-----------------

     Unless the context clearly indicates otherwise, the following terms when used in this Plan, shall have the meanings set forth in this Section 2.

     "Appreciation" means in connection with an Option or Stock
Appreciation Right the amount by which the Fair Market Value of Common Stock subject to such Option on the day prior to exercise thereof exceeds the option price for such Common Stock determined as set forth in Section 7(b) hereof.

     "Award Period" means for each Restricted Stock Award, the period beginning with the date on which such Award is granted and ending on a date specified by the Committee at the time of the granting of such Award. In no event shall the Award Period be greater than ten (10) years.

     "Board of Directors" or "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation and Stock Option Committee of the Board of Directors.

     "Common Stock" means the common stock of the Company with a par value of $.75 per share.

     "Company" means CompuDyne Corporation.

     "Fair Market Value" means the average closing sale price for the Common Stock for the prior thirty (30) trading days as quoted on a national securities exchange, or, if not so quoted, on the National Association of Securities Dealers Automated Quotation System, or, if not so quoted, on the OTC Bulletin Board, an inter-dealer quotation medium maintained by the National Association of Securities Dealers, Inc., or, if not so quoted, by the average closing sale price quoted by three dealers regularly making a market or maintaining bid and asked prices on the Common Stock (or such fewer number of dealers which may be making a market or maintaining bid and asked prices). If there was no closing sale price on a particular day, the mean between the bid and asked prices per share will be substituted for the closing sale price on that day.

     "Incentive Award" means on Option, a Stock Appreciation Right, a Restricted Stock Award or a combination of them.

     "Incentive Stock Option" means an Option which meets the requirements of Section 422 of the Code.

     "Option" means a regular stock option or Incentive Stock Option granted under this Plan to purchase shares of Common Stock.

     "Plan" means the CompuDyne Corporation 1996 Stock Incentive
Compensation Plan for Employees as amended from time to time.

     "Restricted Stock Award" means the right to receive a specified number of shares of Common Stock in annual installments over a designated Award Period.

     "Stock Appreciation Right" means a right granted by the Committee in connection with or as an amendment to an Option which entitles the holder of the Option to receive the appreciation in value of the stock subject to such Option without payment to the Company.

     "Subsidiary" or "Subsidiaries" means a corporation or other form of business entity more than 50% of the voting interest of which is owned or controlled, directly or indirectly, by the Company.


3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN
-------------------------------------------------
[(a)  Subject to the provisions of paragraph (c) of this Section 3 and
Section 9, the total number of shares of Common Stock which may be issued or transferred under this Plan upon exercise of stock options, Stock Appreciation Rights and when an employee becomes entitled to receive shares of stock under the terms of a Restricted Stock Award shall not exceed 300,000 shares.]

(a)  Subject to the provisions of paragraph (c) of this Section 3 and
Section 9, the total number of shares of Common Stock which may be issued or transferred under this Plan upon exercise of stock options, Stock Appreciation Rights and when an employee becomes entitled to receive shares of stock under the terms of a Restricted Stock Award shall not exceed 900,000 shares.

(Underscored material constitutes the proposed amendment material, bracketed material constitutes the current language in the Plan.)
------------------------------------------------------------------

(b) Shares to be transferred to employees will be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock or previously issued shares of the Common Stock reacquired by the Company, including shares purchased in the open market.

(c) If any share of Common Stock transferable under an Incentive Award is not transferred and ceases to be issuable or transferable because of the lapse, in whole or in part, of such Incentive Award, or, by reason of the provisions of paragraph (b) of Section 6, and paragraphs (d) and (e) of
Section 7, or as a result of an employee's election to exercise a Stock Appreciation Right as set forth in paragraph (f) of Section 8, or for any other reason, the shares not so issued or transferred shall no longer be charged against the limitation provided for in paragraph (a) of this
Section 3 and may again be used for Incentive Awards.


4.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation and Stock Option Committee which shall consist of three members who are not eligible to receive Incentive Awards and who have not been eligible, at any time within one year prior to appointment to the Committee, for selection as a person to whom stock may be allocated or to whom Options or Restricted Stock awards may be granted pursuant to the Plan or any other plan of the Company (exclusive of the 1996 Option Plan for Non-Employee Directors) or any of its affiliates entitling the participants therein to acquire stock of the Company or, any of its affiliates. The Committee shall have authority, in its discretion and after receiving the recommendations of the President of the Company, to determine the employees to whom, and the time or times at which Incentive Awards will be granted and the number of shares to be subject to each Incentive Award, and in the case of Options whether or not such Options shall be accompanied by the grant of Stock Appreciation Rights. In making such determinations, the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors deemed to be relevant will be taken into account. Subject to the express provisions of the Plan, the Committee shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Incentive Award Agreements (which need not be identical) including the determination of whether Options granted will be designated as Incentive Stock Options and to make all other determinations necessary or advisable for the administration of the Plan. The Committee will hold its meetings at such time and place as it may determine. A majority of its members will constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.

5.   PARTICIPATION

     (a)Incentive Awards may be granted only to salaried officers or key employees of the Company and its Subsidiaries.

     (b)From time to time the President of the Company will determine and recommend to the Committee employees of the Company and of its Subsidiaries who should be granted Incentive Awards, the type of Incentive Award to be granted, and the number of shares subject to each Incentive Award. The Committee shall approve or disapprove such recommendations.

     (c)Incentive Awards may be granted in the following forms:

        (i)A Restricted Stock Award, in accordance with Section 6;

       (ii)An Option, in accordance with Section 7, which may be designated as an Incentive Stock Option as that term is defined in Section 422 of the Internal Revenue Code;

      (iii)An Option, accompanied by a Stock Appreciation Right in accordance with Section 8; or

       (iv)A combination of the foregoing.


6.   RESTRICTED STOCK AWARDS
----------------------------

     An Incentive Award in the form of a Restricted Stock Award shall be subject to the following provisions:

     (a)The Restricted Stock Agreement shall specify (i) a number of shares of Common Stock to be transferred to the recipient over the Award Period, and (ii) the times at which portions of those shares shall be transferred to the recipient. Shares may not be transferred before one year after the date of the Award, or later than ten years from such date, excepting, however, that the Committee may waive any part of the one-year period.

     (b)The Restricted Stock Award shall terminate if the holder, with or without cause, shall cease to be an employee of the Company or any of its Subsidiaries and any installments of shares of Common Stock which have not yet become transferable to such holder shall be forfeited upon cessation of employment; provided, however, in the event that an employee's employment shall terminate as a result of death or disability the foregoing provision of this paragraph (b) shall not apply and all shares of stock subject to Restricted Stock Awards shall immediately become vested.

     (c)At the time an installment of shares of Common Stock is transferred to the holder of a Restricted Stock award, an additional payment shall be made to such holder, either in cash or shares of Common Stock as the Committee shall determine in its sole discretion, in an amount equal to the cash dividends which may have been payable to the holder of the Restricted Stock Award in respect to the shares transferred to the holder at the time the Restricted Stock Award was granted.

     (d)Each Restricted Stock Award shall be evidenced by a written instrument containing terms and conditions determined by the Committee, consistent with the terms of the Plan.

7.   OPTIONS
------------

     An Incentive Award in the form of an Option shall be subject to the following provisions:

     (a)The Option shall specify (i) the number of shares of Common Stock which may be purchased by the recipient over the term of the Option, (ii) the times at which portions of such shares may be purchased by the employee, (iii) whether the Option is accompanied by a Stock Appreciation Right and, if so, the terms and conditions of such Stock Appreciation Right as set forth in Section 8 and (iv) whether the Option is an Incentive Stock Option. No Option shall be deemed to be an Incentive Stock Option unless the Committee has so designated such Option and the Option states that it is an Incentive Stock Option.

     (b)The purchase price of each share of Common Stock under each Option will be at least 100% of the Fair Market Value of a share of the Common Stock at the time of grant.

     (c)The Option must provide that it is not transferable and may be exercised solely by the person to whom granted, except as provided in paragraph (e) of this Section 7 in the event of such person's death.

     (d)Unless otherwise determined by the Committee, each Option will be subject to the condition that it may be exercised only if the optionee remains in the employ of the Company and/or a Subsidiary for at least one year after the date of the granting of the Option. An Option may be exercised at the times and in the amounts determined by the Committee. In no event, however, shall an Option or a Stock Appreciation Right relating to such Option be exercisable after ten years from the granting of the Option.

     (e)The Option (and any related Stock Appreciation Right) shall terminate if and when the optionee shall cease to be an employee of the Company and its Subsidiaries, except as follows:

       (i)If an optionee dies while employed by the Company or a Subsidiary, or within thirty (30) days after his/her retirement or the termination of his/her employment where such termination was not for cause, the Option theretofore granted to him/her or any related Stock Appreciation Right may be exercised (for not more than the number of shares for which the optionee might have exercised his/her Option or Stock Appreciation Right at the time of termination of employment) by the beneficiary designated pursuant to paragraph (g) of Section 10 except in the case of an Incentive Stock Option, or in the absence of such designation or if no such beneficiary survives the optionee or if the Option is an Incentive Stock Option, by such person or persons as shall have acquired the optionee's rights under the Option by will or by the laws of descent and distribution, but only within six (6) months from the date of death, and in no event after ten years from the granting of the Option.

       (ii)If an optionee retires or if his/her employment with the Company or a Subsidiary is terminated for any reason (other than by death), such Option or any related Stock Appreciation Right may be exercised (for not more than the number of shares for which the optionee might have exercised his/her Option on the date of his/her retirement or the date on which his/her employment was terminated or such greater number of shares as the Committee may determine) only within thirty (30) days from the date of such retirement or termination of employment or such other period of time as the Committee may determine, but in no event after ten years from the granting of the Option; provided, however, that if an optionee is dismissed for cause, of which the Committee shall be the sole judge, his/her Option and any related Stock Appreciation Right shall expire on the date and time of dismissal. The Committee may determine that, for the purpose of the Plan, an employee who is on a leave of absence will be considered as still in the employ of the Company, provided that an Option shall be exercisable during a leave of absence only as to the number of shares which were exercisable at the commencement of such leave of absence.

       (f)A person electing to exercise an Option will give written notice to the Company of such election and of the number of shares he/she has elected to purchase and the date on which he/she wishes to exercise the Option. Any person exercising an Option shall tender the full purchase price of the shares he/she has elected to purchase on the date specified by him/her for completion of such purchase.

       (g)A person electing to exercise a Stock Appreciation Right in lieu of exercising all or part of an Option will give written notice to the Company of such election, the number of shares subject to the Option which will be taken in the form of Stock Appreciation Rights and whether the payment of the Appreciation will be entirely in Common Stock or partially in Common Stock and partially in cash as provided in Section 8 hereof.

       (h)The Committee shall have the power to add a Stock Appreciation Right to any outstanding Option. Such addition shall be made by amending the outstanding Option to include a Stock Appreciation Right (with the written approval of the holder thereof). Any such amendment shall not be considered the grant of a new Option but shall be deemed to be a continuation of the Option with respect to which such Stock Appreciation Right is granted.

     (i)The Option agreements or Option grants authorized by the Plan may contain such other provisions, consistent with the terms of the Plan, as the Committee shall consider advisable.

     (j)Incentive Stock Options may not be issued to any person who at the time of grant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

8.  STOCK APPRECIATION RIGHTS
-----------------------------

     A Stock Appreciation Right may be granted to a key employee in connection with (and only in connection with) any Option granted pursuant to this Plan subject to the following provisions:

     (a)Each Stock Appreciation Right shall relate to a specific Option granted under the Plan and shall be granted to the employee either concurrently with the grant of the Option or at such later time as determined by the Committee.

     (b)The Stock Appreciation Right shall entitle the holder of an Option to surrender the unexercised Option (or a portion thereof) within the period specified for the exercise of such Option and receive in exchange a payment in cash and/or Common Stock of the Company having an aggregate value equal to the amount by which the Fair Market Value of the Common Stock subject to the Option (or portion thereof which is exercised) exceeds the Option price for such Common Stock (referred to as the Appreciation); provided that the holder of the Option shall be entitled to receive no more than 50% of the Appreciation in cash.

     (c)Each Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Option. It shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses.

     (d)The holder of the Option shall have the sole discretion to elect in each case whether any payment of a Stock Appreciation Right shall be entirely in the form of Common Stock of the Company or partially in Common Stock of the Company and partially in cash provided, however, the holder cannot elect to receive more than 50% of the Appreciation in the form of cash. The number of shares of Common Stock to be received by a holder upon exercise of a Stock Appreciation Right will be determined by dividing the portion of the Appreciation in respect of which he/she has elected to receive Common Stock by the Fair Market Value of the Common Stock on the day preceding the date of exercise of the Stock Appreciation Right. Any remaining Appreciation (not to exceed 50% of the total) will be paid in cash.

     (e)Payments to be made, in whole or in part, in cash upon exercise of Stock Appreciation Rights by any officer of the Company shall be made in accordance with the provisions relating to the exercise of Stock Appreciation Rights of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect at the time of such exercise, or any law, rule, regulation or other provision that may replace such Rule.

     (f)Upon the exercise of a Stock Appreciation Right, the total number of shares subject to the related Option shall automatically be reduced by the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. Any shares transferred upon exercise of a Stock Appreciation Right shall be charged against the maximum limitation upon the grant of shares of Common Stock set forth in Section 3 of the Plan. Any shares not transferred which are no longer subject to Option due to surrender of the Option or a portion thereof upon exercise of the Stock Appreciation Right shall not be charged against such maximum limitation and shall again be available for grant pursuant to Incentive Awards.

9.   ADJUSTMENT PROVISIONS
-------------------------
     Except as otherwise provided herein, the following provisions shall apply to all Common Stock authorized for issuance, and optioned, granted or awarded under the Plan:

     (a)Stock Dividends, Splits, etc. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, the number of shares of Common Stock authorized under the Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of Common Stock subject to unexercised Options (but without adjustment to the aggregate option price) and in the number of shares of Common Stock then subject to Restricted Stock Awards.

     (b)Merger, Exchange or Reorganization. In the event that the outstanding shares of Common Stock are changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment shall be made by the Committee in the number of shares and kind of Common Stock for which Incentive Awards and Stock Payments may be or may have been awarded under the Plan, to the end that the proportionate interests of participants shall be maintained as before the occurrence of such event. However, in the event of any contemplated transaction which the Committee determines to be a change in control of the Company, the Committee, with the approval of a majority of the members of the Board of Directors who are not then participants, may modify any and all outstanding Incentive Awards and Stock Payments so as to accelerate, as a consequence of or in connection with such transaction, the vesting of any employee's right to exercise any Incentive Awards or the unqualified ownership of Common Stock subject to Incentive Awards.

     (c)Adjustments under this Section 9 shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustments.

10.   GENERAL PROVISIONS
------------------------

     (a)With respect to any shares of Common Stock issued or transferred under the provisions of this Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Board of Directors or Committee may direct.

     (b)Nothing in the Plan or in any instrument executed pursuant thereto will confer upon any employee any right to continue in the employ of the Company or a Subsidiary or will affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

     (c)No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares will, if requested by the Company, give written assurances satisfactory to counsel to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may consider desirable to assure compliance with all applicable legal requirements.

     (d)No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him/her, will have any right, title or interest in any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, as shall have been issued or transferred to him/her and except as otherwise provided in
Section 11 (a).

     (e)In the case of any employee of a Subsidiary, the Committee may direct the Company to issue or transfer the shares covered by the Incentive Award to the Subsidiary for such lawful consideration as the Committee may specify upon the condition that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Incentive Award. Notwithstanding any other provision in this Plan, an Incentive Award may be issued by and in the name of the Subsidiary and shall be considered granted on the date it is approved by the Committee, on the date it is delivered by the Subsidiary, or on such other date between such two dates, as the Committee shall specify.

     (f)The Company or a Subsidiary may make such provisions as it may consider appropriate for the withholding of any taxes which the Company or Subsidiary determines it is required to withhold in connection with any Incentive Award.

     (g)No Incentive Award and no rights under the Plan, contingent or otherwise, shall be assignable, transferable or subject to any encumbrance, pledge or charge of any nature; provided that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated in respect to an Incentive Award in the event of the death of the holder of such Incentive Award and provided, also, that if such beneficiary shall be the executor or administrator of the estate of the holder of such Incentive Award, any rights in respect of such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Incentive Award or, in case of intestacy, under the laws relating to intestacy, and provided further that an Incentive Award may be transferred pursuant to a Qualified Domestic Relations Order, as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

     (h)Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

     (i)The place of administration of the Plan will conclusively be deemed to be within the State of Connecticut and the validity, construction, interpretation and administration of the Plan and any rules and regulations or determinations or decisions made thereunder, will be governed by, and determined exclusively and solely in accordance with, the laws of the State of Connecticut. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan, or any payment or Award made or purportedly made under or in connection therewith, must be commenced and will be governed by the laws of the State of Connecticut, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     (j)Any Common Stock granted pursuant to a Restricted Stock Award must be held for at least two (2) years from the date of grant, and any Common Stock acquired by exercise of an Option or a Stock Appreciation Right must be held until at least two (2) years has passed from the date of grant of such Option or Stock Appreciation Right.

11.   AMENDMENT, SUSPENSION AND TERMINATION OF PLAN
---------------------------------------------------

     (a)The Board of Directors may at any time terminate, suspend or amend the Plan, provided, however, that no such amendment will, without approval of the shareholders of the Company, except as provided in Section 9 hereof, (i) increase the aggregate number of shares which may be issued in connection with Incentive Awards; (ii) change the minimum Option exercise price; (iii) increase the maximum period during which Options may be exercised, or Restricted Stock Awards transferred; (iv) extend the effective period of this Plan; or (v) materially modify the requirements as to eligibility for participation in the Plan. No such amendment will permit the granting of Incentive Awards to members of the Committee who are not employees.

     (b)The Committee may, with the consent of the person by whom a Restricted Stock Award or an Option is held, modify or change the terms of any Option or Restricted Stock Award in a manner which does not conflict with the provisions of the Plan.


12.  EFFECTIVE DATE AND DURATION OF PLAN
-----------------------------------------

     The effective date of the Plan is February 2, 1996 (subject to approval by the shareholders of the Company on or before February 1,
1997), the date on which the Plan was adopted by the Board of Directors. Any amendment to this Plan will become effective upon approval by the Board of Directors, unless shareholder approval is deemed necessary in which case such amendment shall become effective upon approval by the shareholders. Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on February 1, 2006 and no Restricted Stock Award, Option, or Stock Appreciation Right may be granted under it thereafter, but such termination shall not affect any Incentive Award theretofore granted.


------------------------------------------------------------------------

             FORM OF AGREEMENT FOR NON-INCENTIVE STOCK OPTIONS

                          STOCK OPTION AGREEMENT
                     (Under the CompuDyne Corporation
           1996 Stock Incentive Compensation Plan for Employees)
           -----------------------------------------------------



THIS STOCK OPTION AGREEMENT is made and entered into as of the .....
day of .........., ...... by and between COMPUDYNE CORPORATION, a Nevada corporation, ("CompuDyne") and ..........................., (the
"Optionee"), under the provisions of the CompuDyne 1996 Stock Incentive Compensation Plan for Employees (the "Plan"). The terms of the Plan are incorporated herein by reference and terms defined in the Plan, when used herein, shall have the meaning given to them in the Plan.

1.  GRANT OF STOCK OPTION.
-------------------------
Subject to the terms and conditions set forth herein, CompuDyne hereby grants to the Optionee, effective as of the date first above written (the "date of grant"), a regular stock option (the "Option") to purchase from CompuDyne from time to time, up to but not exceeding, an aggregate of shares of the Common Stock, par value $.75 per share, of CompuDyne, to be issued upon the exercise hereof. Upon payment of the Option price therefor, such shares shall be fully paid and nonassessable. [Alternative 1-for non formula vesting schedule: The Option shall be exercisable for a period commencing [one year after the date of grant] [or insert a specific date] and ending ten years from the date of grant.] [Alternative 2-for a formula vesting schedule: The option shall be exercisable in accordance with the following vesting schedule:

      .......... shares are exercisable commencing ...............
      .......... shares are exercisable commencing ...............
      .......... shares are exercisable commencing ...............
      .......... shares are exercisable commencing ...............
      .......... shares are exercisable commencing ...............

and, in any event, ending ten years from the date of grant.]

Notwithstanding the foregoing vesting schedule, in the event CompuDyne sells 100% of the outstanding common stock of MicroAssembly Systems, Inc. ("MASI") or substantially all of the assets of MASI, the Option shall be exercisable in full immediately upon such sale.

Notwithstanding the foregoing vesting schedule, in the event (i) any person or entity (other than William Blair Mezzanine Capital Fund II, L.L.C. ("Blair") and its successors, assigns and transferees of any rights under a Subordinated Loan and Investment Agreement, dated as of November 30, 1998, between Blair and CompuDyne) or group of persons or entities (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of CompuDyne having voting rights in the election of directors under normal circumstances, or (ii) Martin Roenigk shall cease to own and control at least 15% of the outstanding voting stock of CompuDyne (a "Change of Control"), the Option shall be exercisable in full immediately upon such Change of Control.

2.  TYPE OF OPTION.
-------------------
The Option is intended to be a regular stock option which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3.  OPTION PRICE.
----------------
The purchase price of each share subject to the Option shall be $   ,
being 100% of the Fair Market Value of the shares subject to the Option on the date of grant.

4.  MANNER OF EXERCISE OF OPTION.
--------------------------------
The Option shall be exercised by delivering to CompuDyne at the place provided in the manner set forth in Article 6 herein for the giving of notice, a signed statement of exercise specifying (i) the election to exercise the Option, (ii) the number of shares elected to be purchased, and (iii) the date on which he/she wishes to exercise the Option. Such notice shall be accompanied by a cashier's or certified check payable to the order of "CompuDyne Corporation" for an amount equal to the full purchase price of the shares being purchased on the date specified in the notice. Subject to the provisions hereof, promptly after any such exercise of the Option in whole or in part, CompuDyne shall deliver to the Optionee, at CompuDyne's principal office, a certificate or certificates representing the number of shares purchased upon the then exercise of the option, issued in the Optionee's name.

5.  TERMS AND CONDITIONS OF THE OPTION.
--------------------------------------
The following terms and conditions shall apply to the Option:

     a.  Early Termination of Option.  The Option shall continue until
 ...........[date] provided, that if the Optionee shall cease to be a full-
time salaried employee of CompuDyne or a Subsidiary thereof, his/her employment being terminated for a reason other than death or disability, any unexercised portion of the Option shall terminate at the close of business on the thirtieth (30th) day following the date on which the Optionee ceases to be such an employee or upon the expiration of the term of the Option, whichever shall first occur, and further provided, that if the Committee determines that the Optionee's termination of employment resulted from his/her willful acts, or failure to act, which were detrimental to CompuDyne, of which the Committee shall be the sole judge ("termination for cause"), the Option shall terminate upon termination of the Optionee's employment.

     Notwithstanding anything contained herein to the contrary, in the event CompuDyne sells 100% of the outstanding common stock of MicroAssembly Systems, Inc. ("MASI") or substantially all of the assets of MASI, any unexercised portion of the Option shall terminate at the close of business on the day three years following the date on which the Optionee ceases to be such an employee or upon the expiration of the term of the Option, whichever shall first occur.

     Notwithstanding anything contained herein to the contrary, in the event a Change of Control occurs, any unexercised portion of the Option shall terminate at the close of business on the day six months following the date on which the Optionee ceases to be such an employee or upon the expiration of the term of the Option, whichever shall first occur.

     b.  Limitations on Exercise of Option.
     -------------------------------------
       i. Any obligations of CompuDyne to issue the shares as to which the Option is being exercised shall be conditioned upon CompuDyne's ability at nominal expense to issue such shares in compliance with all applicable statues, rules or regulations of any governmental authority and with any regulation of any securities exchange upon which the shares are listed or are to be listed. Prior to its obligation to perform hereunder, CompuDyne may require the Optionee to provide any representations, assurances or agreements which the Committee, in its sole discretion, shall deem necessary or advisable in order that the issuance of such shares shall comply with any such statutes, rules or regulations.

       ii. If, at any time, CompuDyne's Board of Directors shall determine, in its discretion, that the listing, registration or qualifications of the shares subject to the Option upon any securities exchange or under any State or Federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or issuance of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     c.  Nontransferability.
     ----------------------
The option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the option shall be exercisable, during his/her lifetime, only by him/her.

     d.  Death or Disability of the Optionee.
     ---------------------------------------
In the event of the death of the Optionee while in the employ of CompuDyne or a Subsidiary thereof, or within thirty days after termination of his/her employment where such termination is not for cause, as defined in
Section 5(a) hereof, his/her option may be exercised within the period of six months succeeding his/her death, but in no event later than ten years from the date of grant, by the person or persons designated in the Optionee's will for that purpose to the extent that the Optionee would have been entitled to exercise his option at the time of his death. If no person or persons are so designated in the Optionee's will or if the Optionee dies intestate, then his/her option may be exercised within said period to the same extent by the legal representative or representatives of the Optionee's estate.

     In the event that the Optionee terminates his/her employment because of disability subsequent to one year from the date of grant of his/her option, such option may be exercised, to the extent it was entitled to be exercised at the date of such termination, within the period of thirty
(30) days succeeding such disability but in no event after ten (10) years from date of grant of the Option, either by the Optionee or by his/her personal representative, as the case may be. For this purpose the Optionee shall be deemed to be disabled if he/she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, means that he/she is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Optionee shall be considered disabled only if he/she furnishes such proof of disability as the Committee may require.

     e.  Shareholder Rights.
       ---------------------
The Optionee shall not be entitled to any rights as a shareholder with respect to any shares subject to the option prior to the date of issuance to him/her of a stock certificate representing such shares.

6.  NOTICES.
-----------
Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed by certified mail or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that unless and until some other address be so designated, all notices or communications to CompuDyne shall be mailed or delivered to CompuDyne Corporation at 7249 National Drive, Hanover, Maryland 21076, Attention: Secretary and all notices by
CompuDyne to the Optionee may be given to the Optionee personally or may be mailed to his/her home address.

7.  ADMINISTRATION AND INTERPRETATION.
-------------------------------------
The administration of this Agreement shall be subject to such rules and regulations as the Committee deems necessary or advisable for the administration of the Plan. The determination or the interpretation and construction of any provision of this Agreement by the Committee shall be final and conclusive upon all concerned. This Agreement shall at all times be interpreted and applied in a manner consistent with the provisions of the Plan. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

IN WITNESS WHEREOF, COMPUDYNE CORPORATION, by its officers thereunto duly authorized, and the Optionee have executed and delivered this Stock Option Agreement as of the date first written above.


                              COMPUDYNE CORPORATION

                              By:
                                 ------------------------
                                 Chairman

ATTEST:


----------------------        --------------------
Secretary                     the "Optionee"




------------------------------------------------------------------------




                                                              APPENDIX B


PLEASE MARK VOTES   ---                        REVOCABLE PROXY
AS IN THIS EXAMPLE   X                       COMPUDYNE CORPORATION
                    ---

This Proxy Is Solicited on Behalf of the Board of Directors.

The undersigned holder of Common Stock of COMPUDYNE CORPORATION hereby appoints Millard H. Pryor, Jr. and Philip M. Blackmon, and each of them, proxies to represent the undersigned with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of Common Stock of CompuDyne Corporation (the "Company") standing on the books of the Company in the name of the undersigned at the 1999 Annual Meeting of Shareholders of CompuDyne Corporation, to be held at the Best Western Hotel, 6755 Dorsey Road, Suite A, Baltimore, Maryland 21227 on May 24, 1999 at 11:00 a.m. (E.D.T.) and at any adjournment of said Annual Meeting. A majority of such said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of such said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated April 16, 1999 and instructs its attorneys and proxies to vote as set forth on this Proxy.

----------------------------------------------------------
Please be sure to sign and date          Date
this Proxy in the box below
----------------------------------------------------------


Stockholder sign above     Co-Holder (if any) sign above
----------------------------------------------------------


                                     For       Hold      Except
                                    -----      -----     -----
1.  ELECTION OF DIRECTORS           -----      -----     -----


Nominees for three-year term:

              Philip M. Blackmon
              David W. Clark, Jr.
              David M. Jones

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the box "For All Except" and write that nominee's name in the space provided below.)

------------------------------------------------------------------------

                                     For    Against    Abstain
                                    ----      ----       ----
                                    ----      ----       ----
2. Proposal to amend the CompuDyne
Corporation 1996 Stock Incentive
Compensation Plan for Employees



                                      For    Against   Abstain
                                      ----    ----      ----
                                      ----    ----      ----
3. Proposal to ratify the appointment
of Deloitte & Touche LLP as indepen-
dent auditors of the Company for the
fiscal year ending December 31, 1999


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment thereof.

The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting or any adjournment thereof and voting in person.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES IN PROPOSAL NO. 1, IN FAVOR OF PROPOSALS NO.2 AND 3, AND IN THE DISCRETION OF THE PROXIES, AS TO OTHER MATTERS. HOWEVER, THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY IN ORDER TO HAVE YOUR SHARES VOTED. IF YOU DO NOT RETURN THIS CARD, YOUR SHARES WILL NOT BE REPRESENTED.


Detach above card, sign, date and mail in postage paid envelope provided.


                             COMPUDYNE CORPORATION
                             ---------------------

Please sign exactly as your name(s) appear(s) on this Proxy.  Only one
signature is required in the case of a joint account.   When signing as
attorney, executor, administrator, trustee, guardian, custodian, or the like, give title as such. If the signer is a corporation, sign in the corporate name by a duly authorized officer.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
------------------------------------------------------------------------